99.1	Press Release dated July 8, 2013

NanoViricides Signs Agreement with Public Health England for Testing of Various NanoViricides Against Specific Viruses of Current Concern

WEST HAVEN, CONNECTICUT – July 8th, 2013 -- NanoViricides, Inc. (OTC BB: NNVC) (the "Company") said it has signed a “confidential disclosure agreement” with Public Health England, the British government’s equivalent of the U.S. Centers for Disease Control. The agreement will allow the scientists at Public Health England to develop a specific proposal for the testing of different nanoviricides, such as FluCide®, against viruses of “mutual interest” to both organizations. More specifically, the first two viruses of mutual interest are H7N9, the influenza virus now circulating in China as well as the latest version of the coronavirus, now circulating in the Middle East. It is now referred to as the MERS virus. This virus is similar to the SARS virus that infected 8000 people and killed approximately 800 people 10 years ago. Both H7N9 and the MERS CoV (coronavirus) have extremely high case fatality rates. Testing of nanoviricides antiviral drug candidates will be performed in a BSL3/4 facility at PHE. BSL3/4 facilities are designed to contain and enable the safe handling of organisms that can pose a significant threat to health.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for viral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

About Public Health England (PHE):

Public Health England is a new executive agency of the UK Department of Health that took up its full responsibilities on 1 April, 2013. PHE works with national and local government, industry and the UK National Health Service (NHS) to protect and improve the nation's health and support healthier choices and will be addressing inequalities by focusing on removing barriers to good health. To find out more visit our website www.gov.uk/phe.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com